Exhibit 21

CNX RESOURCES CORPORATION
SUBSIDIARIES
As of February 10, 2026

(In alphabetical order)

AutoSep Technologies LLC (a Delaware limited liability company)
Blacksville Green Partners, LLC (a Delaware limited liability company)
Cardinal States Gathering Company LLC (a Virginia limited liability company)
CNX Blacksville Ventures LLC (a Delaware limited liability company)
CNX Flowback Ventures LLC (a Delaware limited liability company)
CNX Gas Company LLC (a Virginia limited liability company)
CNX Gas Holdings, LLC (a Delaware limited liability company)
CNX Gas LLC (a Delaware limited liability company)
CNX Gathering LLC (a Delaware limited liability company)
CNX Green Ventures LLC (a Delaware limited liability company)
CNX Land LLC (a Delaware limited liability company)
CNX Midstream DevCo I GP LLC (a Delaware limited liability company)
CNX Midstream DevCo I LP (a Delaware limited partnership)
CNX Midstream GP LLC (a Delaware limited liability company)
CNX Midstream Operating Company LLC (a Delaware limited liability company)
CNX Midstream Partners LP (a Delaware limited partnership)
CNX Midstream SP Holdings LLC (a Delaware limited liability company)
CNX Resource Holdings LLC (a Delaware limited liability company)
CNX Water Assets LLC (a West Virginia limited liability company)
CSG Holdings I LLC (a Delaware limited liability company)
CSG Holdings II LLC (a Delaware limited liability company)
CSG Holdings III LLC (a Delaware limited liability company)
M&A Resources LLC (a Pennsylvania limited liability company)
Mon-View, LLC (a West Virginia limited liability company)
Pocahontas Gas LLC (a Delaware limited liability company)
OpSite Energy LLC (a Delaware limited liability company)
WCAA Upstream LLC (a Delaware limited liability company)
WCAA Minerals LLC (a Delaware limited liability company)
WCAA Midstream LLC (a Delaware limited liability company)